Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investor Inquiries	Media Inquiries
Eric Sockol	Marilou Barsam
TechTarget	TechTarget
617-431-9458	617-431-9368
esockol@techtarget.com	mbarsam@techtarget.com

TechTarget Reports Fourth Quarter and Full Year 2009 Financial Results

Newton, MA — March 10, 2010 — TechTarget, Inc. (NASDAQ: TTGT) today announced financial results for the three months and year ended December 31, 2009.

“We are pleased that we posted online revenue growth in Q4 and finished the quarter above our expectations. For 2010, we are forecasting double digit online revenue growth” said Greg Strakosch, CEO of TechTarget. “It appears that the worst of the downturn is behind us and we believe that our strong competitive and financial position will result in healthy growth rates to the top and bottom lines.”

Total Q4 2009 revenues decreased 13% to $23.2 million compared to Q4 2008. Excluding Q4 2008 print revenue, total Q4 2009 revenues decreased 10% compared to Q4 2008. Q4 2009 online revenue increased by 2% to $20.1 million compared to Q4 2008 and represented 86% of total Q4 2009 revenues.  Total 2009 revenues decreased 17% to $86.5 million compared to  2008. Excluding 2008 print revenue, total 2009 revenues decreased by 14% compared to 2008. Total 2009 online revenue decreased by 7% to $72.3 million compared to 2008 and represented 84% of total 2009 revenues.

Total gross profit margin increased for both Q4 2009 and full year 2009 to 73% and 71%, respectively, compared to 70% and 68%, for Q4 2008 and full year 2008, respectively. Online gross profit margin increased for both Q4 2009 and full year 2009 to 75% and 73%, respectively, compared to 73% and 72% for Q4 2008 and full year 2008, respectively.

Net loss for Q4 2009 was $0.8 million compared to a net income of $0.4 million for Q4 2008. Adjusted net income (net income adjusted for amortization and stock-based compensation, as further adjusted for the related income tax impact) for Q4 2009 was $2.2 million compared to $2.9 million for Q4 2008. Net loss per basic share for Q4 2009 was $0.02  compared to net income per share of $0.01 for Q4 2008. Adjusted net income per share (adjusted net income divided by adjusted weighted average diluted shares outstanding) for the Q4 2009 was $0.05 compared to $0.07 for Q4 2008.  Net loss for full year 2009 was $5.1 million compared to net income of $1.8 million for full year 2008. Adjusted net income for 2009 was $7.5 million compared to $11.6 million for 2008. Net loss per basic share for full year 2009 was $0.12 compared to net income per basic share of $0.04 for full year 2008. Adjusted net income per share for full year 2009 was $0.17 compared to $0.27 for full year 2008.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and restructuring charge, as further adjusted for stock-based compensation) for Q4 2009 was $4.1 million compared to $6.1 million for Q4 2008. Q4 2009 adjusted EBITDA was reduced by $1.2 million as a result of professional fees related to the investigation activities associated with an improper accounting practice previously disclosed. Adjusted EBITDA for full year 2009 was $13.9 million compared to $21.0 million for 2008. Full year 2009 adjusted EBITDA was reduced by $1.8 million as a result of professional fees related to the restatement of prior periods and investigation activities associated with the improper accounting practice previously disclosed.

The Company’s balance sheet and financial position remain strong. As of December 31, 2009, the Company’s cash and investments totaled $82.6 million and its bank term loan has been paid off in full.   As of December 31, 2009, the Company’s net cash, defined as cash and investments less bank debt, increased by $16.0 million compared to December 31, 2008.

Recent Company Highlights

•                  Acquired ebizQ.net™, a leading website for business and information technology (IT) decision makers focused on Business Process Management (BPM) and Service-Oriented Architecture (SOA). ebizQ.net is an online community with more than 100,000 members that provides original editorial and independent content from leading industry analysts and experts via blogs, webinars, podcasts, white papers, and virtual events. The addition of ebizQ.net to the TechTarget network of technology websites complements the Company’s existing web properties, such as SearchSOA.com™, providing a one-stop shop for IT and Line of Business professionals researching new products and technologies around these disciplines and marketers trying to reach them.

•                  Launched SearchHealthIT.com™, a new website and online social community for healthcare information technology (IT) professionals researching products and technologies for HITECH Electronic Health Record (EHR) regulatory compliance. SearchHealthIT.com launched with 184,000 existing members in the healthcare field, representing two-thirds of all US hospitals, with forty-one percent of these members working at large facilities.

•                  Formed a strategic partnership with Emagine Médias SARL, the parent company of LeMagIT.fr (www.lemagit.fr), to improve the ability of technology marketers to reach the best technology prospects in the French language market.

•                  Acquired RTFM-ed.co.uk™, a leading UK based website in the server virtualization market. RTFM-ed.co.uk brings together one of the most active communities of professionals looking for detailed technical information on server and desktop virtualization. Adding RTFM enhances the Company’s offerings in the virtualization space through the in-depth, virtualization-specific coverage offered to information technology professionals.

•                 Released a new research report in conjunction with Google. The report is titled “The Google/TechTarget Behavioral Research Project: Phase 2” and is follow-up research on the behavioral search habits of IT buyers online during the Purchase Process. TechTarget and Google are also conducting a road show to present this research to IT marketers.

Financial Guidance

In the first quarter of 2010, the Company expects total revenues to be within the range of $19.7 million to $20.7 million; online revenues within the range of $17.5 million to $18.3 million; events revenues within the range of  $2.2 million to $2.4 million; and adjusted EBITDA to be within the range of $1.6 million to $2.4 million.  This adjusted EBITDA guidance includes the following non-recurring items: $300,000 of costs associated with the investigation into the now concluded accounting matter; and $400,000 of expense associated with the move into the Company’s new facility and exit of its previous corporate headquarters.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:30 pm (Eastern Time) today (March 10, 2010). Supplemental financial information and prepared remarks for the conference call will be posted to the Investor Relations section of our website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com/. The conference call can also be heard via telephone by dialing (888) 680-0890 (US callers) or 617-213-4857 (International callers) ten minutes prior to the call and referencing participant pass code 55195073 for both domestic and international callers.  Participants may pre-register for the call at: https://www.theconferencingservice.com/prereg/key.process?key= PLFQNC6FB. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.  (Due to the length of the above URL, it may be necessary to copy and paste it into your Internet browser’s URL address field. You may also need to remove an extra space in the URL if one exists.)

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning March 10, 2010 at 8:00 p.m. ET through March 24, 2010 at 11:59 p.m. ET. To listen to the replay, dial 888-286-8010 and use the pass code 81644675. International callers should dial 617-801-6888 and also use the pass code 81644675 to listen to the replay. The webcast replay will also be available for replay on http://investor.techtarget.com/ during the same period.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted to exclude stock-based compensation and restructuring charges.  The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization, and stock-based compensation, as further adjusted for the related income tax impact for the specific adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as the principal financial metric in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors.  Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business.  Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain matters included in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget

TechTarget, a leading online technology media company, gives technology providers ROI-focused marketing programs to generate leads, shorten sales cycles, and grow revenues. With its network of more than 60 technology-specific websites and more than 8.5 million registered members, TechTarget is a primary Web destination for technology professionals researching products to purchase. The company is also a leading provider of independent, peer and vendor content, a leading distributor of white papers, and a leading producer of webcasts, podcasts, videos and virtual trade shows for the technology market. Its websites are complemented by numerous invitation-only events. TechTarget provides proven lead generation and branding programs to top advertisers including Cisco, Dell, EMC, HP, IBM, Intel, Microsoft, SAP and Symantec.

(C) 2010 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and eBizQ.net, SearchHealthIT.com, SearchSOA.com and RTFM-ed.co.uk are trademarks, of TechTarget. All other trademarks are the property of their respective owners.

 TECHTARGET, INC.

Consolidated Balance Sheets

(in $000’s)

	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$20,884	$24,130
Short-term investments	50,496	42,863
Accounts receivable, net of allowance for doubtful accounts	15,816	17,622
Prepaid expenses and other current assets	2,736	6,251
Deferred tax assets	2,399	2,959
Total current assets	92,331	93,825

Property and equipment, net	3,760	3,904
Long-term investments	11,177	2,575
Goodwill	88,958	88,958
Intangible assets, net of accumulated amortization	12,528	17,242
Other assets	127	139
Deferred tax assets	5,182	3,369

Total assets	$214,063	$210,012

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,106	$3,404
Accrued expenses and other current liabilities	2,910	2,908
Accrued compensation expenses	808	702
Current portion of bank term loan payable	—	3,000
Income taxes payable	398	—
Deferred revenue	8,402	8,749
Total current liabilities	15,624	18,763

Long-term liabilities:
Other liabilities	575	312
Total liabilities	16,199	19,075

Commitments	—	—

Stockholders’ equity:
Preferred stock	—	—
Common stock	42	42
Additional paid-in capital	233,555	221,597
Warrants	2	2
Accumulated other comprehensive income (loss)	8	(77)
Accumulated deficit	(35,743)	(30,627)
Total stockholders’ equity	197,864	190,937

Total liabilities and stockholders’ equity	$214,063	$210,012

TECHTARGET, INC.

Consolidated Statements of Operations

(in $000’s, except share and per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2009	2008	2009	2008
	(Unaudited)
Revenues:
Online	$20,071	$19,672	$72,345	$77,373
Events	3,161	6,043	14,152	22,786
Print	—	955	—	4,385
Total revenues	23,232	26,670	86,497	104,544

Cost of revenues:
Online (1)	4,933	5,292	19,378	21,404
Events (1)	1,323	2,453	5,600	9,531
Print (1)	—	398	—	2,156
Total cost of revenues	6,256	8,143	24,978	33,091

Gross profit	16,976	18,527	61,519	71,453

Operating expenses:
Selling and marketing (1)	7,819	7,991	32,002	33,481
Product development (1)	2,113	2,555	8,664	10,995
General and administrative (1)	6,058	3,747	19,527	14,663
Depreciation	675	522	2,219	2,406
Amortization of intangible assets	1,152	1,235	4,714	5,306
Restructuring charge	—	1,494	—	1,494
Total operating expenses	17,817	17,544	67,126	68,345

Operating (loss) income	(841)	983	(5,607)	3,108

Interest income, net	73	506	267	1,440

(Loss) income before provision for income taxes	(768)	1,489	(5,340)	4,548

Provision for (benefit from) income taxes	59	1,048	(224)	2,784

Net (loss) income	$(827)	$441	$(5,116)	$1,764

Net (loss) income per common share:
Basic	$(0.02)	$0.01	$(0.12)	$0.04
Diluted	$(0.02)	$0.01	$(0.12)	$0.04

Weighted average common shares outstanding:
Basic	42,133,698	41,632,246	41,864,789	41,424,920
Diluted	42,133,698	42,701,208	41,864,789	43,439,619

(1) Amounts include stock-based compensation expense as follows:
Cost of online revenue	$47	$6	$454	$407
Cost of events revenue	(23)	(9)	94	91
Cost of print revenue	—	1	—	6
Selling and marketing	1,057	1,017	5,342	4,813
Product development	183	53	535	473
General and administrative	1,867	774	6,198	2,881

TECHTARGET, INC.

Reconciliation of Net (Loss) Income to Adjusted EBITDA

(in $000’s)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2009	2008	2009	2008
	(Unaudited)

Net (loss) income	$(827)	$441	$(5,116)	$1,764
Interest income, net	73	506	267	1,440
Provision for (benefit from) income taxes	59	1,048	(224)	2,784
Depreciation	675	522	2,219	2,406
Amortization of intangible assets	1,152	1,235	4,714	5,306
EBITDA	986	2,740	1,326	10,820
Stock-based compensation expense	3,131	1,842	12,623	8,671
Restructuring charges	—	1,494	—	1,494
Adjusted EBITDA	$4,117	$6,076	$13,949	$20,985

TECHTARGET, INC.

Reconciliation of Net (Loss) Income to Adjusted Net Income and

Net (Loss) Income per Diluted Share to Adjusted Net Income per Share

(in $000’s, except share and per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2009	2008	2009	2008
	(Unaudited)

Net (loss) income	$(827)	$441	$(5,116)	$1,764
Amortization of intangible assets	1,152	1,235	4,714	5,306
Stock-based compensation expense	3,131	1,842	12,623	8,671
Impact of income taxes	1,250	648	4,693	4,095
Adjusted net income	$2,206	$2,870	$7,528	$11,646

Net (loss) income per diluted share	$(0.02)	$0.01	$(0.12)	$0.04

Weighted average diluted shares outstanding	42,133,698	42,701,208	41,864,789	43,439,619

Adjusted net income per share	$0.05	$0.07	$0.17	$0.27
Adjusted weighted average diluted shares outstanding	43,945,307	42,701,208	43,191,243	43,439,619
Options, warrants and restricted stock, treasury method included in adjusted weighted average diluted shares above	1,811,609	—	1,326,454	—

Weighted average diluted shares outstanding	42,133,698	42,701,208	41,864,789	43,439,619

TECHTARGET, INC.

Financial Guidance for the Three Months Ended March 31, 2010

(in $000’s)

	For the Three Months Ended March 31, 2010
	Range

Revenues	$19,700	$20,700

Adjusted EBITDA	$1,600	$2,400
Depreciation, amortization and stock-based compensation	4,929	4,929
Interest income, net	177	177
Benefit from income taxes	(650)	(322)
Net loss	$(2,502)	$(2,030)